Investor Relations Ashley Serrao + 1 646 430 6027 Ashley.Serrao@Tradeweb.com	Media Relations Daniel Noonan + 1 646 767 4677 Daniel.Noonan@Tradeweb.com

TRADEWEB REPORTS FIRST QUARTER 2022 FINANCIAL RESULTS

New York, April 28, 2022 – Tradeweb Markets Inc. (Nasdaq: TW), a leading, global operator of electronic marketplaces for rates, credit, equities and money markets, today reported financial results for the quarter ended March 31, 2022.

$311.5 million quarterly revenues increased 13.9% (15.9% on a constant currency basis) compared to prior year period
$1.2 trillion average daily volume (“ADV”) for the quarter, an increase of 10.9% compared to prior year period, with record ADV in U.S. and European government bonds; swaps/swaptions ≥ 1-year; fully electronic U.S. High Grade and fully electronic U.S. High Yield credit; European credit; U.S. and European ETFs; and Repurchase Agreements
$97.4 million net income and $115.1 million adjusted net income for the quarter, increases of 19.5% and 13.3% respectively from prior year period
51.6% adjusted EBITDA margin or $160.6 million adjusted EBITDA for the quarter, compared to 52.0% or $142.1 million respectively for prior year period
$0.40 diluted earnings per share (“Diluted EPS”) for the quarter and $0.48 adjusted diluted earnings per share
$0.08 per share quarterly cash dividend declared; $47.3 million of shares repurchased

Lee Olesky, Chairman and CEO, Tradeweb Markets:
“Tradeweb surpassed $300 million in quarterly revenue for the first time in our history, showcasing the diversity of our business with strong contributions from rates, credit and equities. Increased rates volatility in the first quarter of 2022 contributed to record volumes in U.S. Treasuries, European government bonds and swaps. Credit delivered a record revenue quarter driven by broad-based product growth and strong corporate bond client engagement across RFQ, Tradeweb AllTrade, and Portfolio Trading – which saw a ~60% YoY increase in the number of firms using the tool. In February, our board announced succession plans for the company; I was honored to be appointed Chairman, and I am tremendously excited that my longtime partner Billy Hult will succeed me as CEO on January 1, 2023. Tradeweb has an outstanding leadership team and we believe we are well positioned for the future.”

SELECT FINANCIAL RESULTS	1Q22	1Q21	Change		Constant Currency Growth (1)		ADV (US $bn) (Unaudited)
(dollars in thousands except per share amounts)(Unaudited)							Asset Class	Product	1Q22	1Q21	YoY
GAAP Financial Measures							Rates	Cash	$387	$379	2.3%
Total revenue	$311,486	$273,399	13.9%		15.9%			Derivatives	361	287	25.6%
Rates	$160,339	$142,929	12.2%		14.4%			Total	749	666	12.4%
Credit	$86,318	$74,368	16.1%		17.6%		Credit	Cash	11	10	3.9%
Equities	$26,535	$18,861	40.7%		45.6%			Derivatives	22	17	34.3%
Money Markets	$11,524	$10,818	6.5%		8.1%			Total	33	27	22.7%
Market Data	$21,366	$19,972	7.0%		7.5%		Equities	Cash	13	9	41.5%
Other	$5,404	$6,451	(16.2)%		(16.2)%			Derivatives	9	7	21.4%
Net income	$97,445	$81,565	19.5%					Total	21	16	32.6%
Net income attributable to Tradeweb Markets Inc. (2)	$82,965	$67,859	22.3%				Money Markets	Cash	372	350	6.4%
								Total	372	350	6.4%
Diluted EPS	$0.40	$0.33	21.2%					Total	$1,175	$1,059	10.9%
Non-GAAP Financial Measures
Adjusted EBITDA (1)	$160,635	$142,084	13.1%		14.5%
(1) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Diluted EPS and constant currency growth are non-GAAP financial measures. See "Non-GAAP Financial Measures" below and the attached schedules for additional information and reconciliations of such non-GAAP financial measures.

(2) Represents net income less net income attributable to non-controlling interests.

Adjusted EBITDA margin (1)	51.6%	52.0%	-40	bps	-64	bps
Adjusted EBIT (1)	$147,954	$130,721	13.2%		14.7%
Adjusted EBIT margin (1)	47.5%	47.8%	-31	bps	-50	bps
Adjusted Net Income (1)	$115,055	$101,578	13.3%		14.8%
Adjusted Diluted EPS (1)	$0.48	$0.43	11.6%		14.0%

DISCUSSION OF RESULTS
Rates – Revenues of $160.3 million in the first quarter of 2022 increased 12.2% compared to prior year period (14.4% on a constant currency basis). Rates ADV was up 12.4% with record ADV in U.S. and European government bonds, as well as swaps/swaptions ≥ 1-year.

Credit – Revenues of $86.3 million in the first quarter of 2022 increased 16.1% compared to prior year period (17.6% on a constant currency basis). Credit ADV was up 22.7% with record ADV in fully electronic U.S. High Grade credit, fully electronic U.S. High Yield credit, and European credit. Tradeweb's share of fully electronic TRACE volume for U.S. High Grade and U.S. High Yield for the quarter increased by +180 bps and +320 bps, respectively, compared to prior year period.

Equities – Revenues of $26.5 million in the first quarter of 2022 increased 40.7% compared to prior year period (45.6% on a constant currency basis). Equities ADV was up 32.6% with record ADV in U.S. and European ETFs.

Money Markets – Revenues of $11.5 million in the first quarter of 2022 increased 6.5% compared to prior year period (8.1% on a constant currency basis). Money Markets ADV was up 6.4% led by record ADV in Repurchase Agreements.

Market Data – Revenues of $21.4 million in the first quarter of 2022 increased 7.0% compared to prior year period (7.5% on a constant currency basis). The increase was derived from increased third party market data fees, Refinitiv market data fees and revenue from our APA reporting service.

Other – Revenues of $5.4 million in the first quarter of 2022 decreased 16.2% compared to prior year period (16.2% decrease on a constant currency basis). The decrease was driven primarily by lower fees from software development and implementation projects performed on behalf of certain retail clients.

Operating Expenses of $199.9 million in the first quarter of 2022 increased 14.2% compared to $175.1 million in the prior year period due to: higher employee compensation and benefits associated with higher headcount to support growth and higher performance-related compensation; higher depreciation and amortization expense; higher technology and communications expenses primarily due to increased clearing, data and client service fees driven by higher trading volumes; and higher general and administrative expense, as foreign exchange gains decreased and travel and entertainment expense increased following the easing of restrictions relating to the pandemic.

Adjusted Expenses of $163.5 million increased 14.6% (17.1% on a constant currency basis) compared to the prior year period due to: higher employee compensation and benefits associated with higher headcount to support growth and higher performance-related compensation; higher technology and communications expenses; higher depreciation and amortization expenses; and higher general and administrative expenses. Please see "Non-GAAP Financial Measures" below for additional information.
CAPITAL MANAGEMENT
•$828.1 million in cash and cash equivalents and an undrawn $500 million credit facility at March 31, 2022
•Non-acquisition related capital expenditures and capitalization of software development in first quarter 2022: $18.0 million
•Free cash flow for the trailing twelve months ended March 31, 2022 of $510.9 million, up 7.8% compared to the prior year period. See “Non-GAAP Financial Measures” for additional information
•During the first quarter of 2022, as part of its Share Repurchase Program, Tradeweb purchased 559,428 shares of Class A common stock, at an average price of $84.59, for purchases totaling $47.3 million. As of March 31, 2022, a total of $27.0 million remained available for repurchase pursuant to the Share Repurchase Program
•$95.8 million in shares were withheld in the first quarter of 2022 to satisfy tax obligations related to the exercise of stock options and vesting of restricted stock units and performance-based restricted stock units
•The Board of Directors of Tradeweb Markets Inc. declared a quarterly cash dividend of $0.08 per share of Class A common stock and Class B common stock. The dividend will be payable on June 15, 2022 to stockholders of record as of June 1, 2022
OTHER MATTERS
Full-Year 2022 Guidance*
Full-Year 2022 guidance is unchanged from prior quarter.
•Adjusted Expenses: $620 - $655 million
•Acquisition and Refinitiv Transaction related depreciation and amortization expense: $127 million
•Assumed non-GAAP tax rate: ~22.0%
•Capital expenditures and capitalization of software development: $62 - $68 million

*GAAP operating expenses and tax rate guidance are not provided due to the inherent difficulty in quantifying certain amounts due to a variety of factors including the unpredictability in the movement of foreign currency rates.

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CONFERENCE CALL
Tradeweb Markets will hold a conference call to discuss first quarter 2022 results starting at 9:30 AM EDT today, April 28, 2022. A live, audio webcast of the conference call along with related materials will be available at http://investors.tradeweb.com. Alternatively, interested parties can access the call by dialing 866-221-1629 (U.S.) or +1 470-495-9175 (international) and entering conference ID 9566847. After the conference call, an archived recording will be available at http://investors.tradeweb.com.
ABOUT TRADEWEB MARKETS
Tradeweb Markets Inc. (Nasdaq: TW) is a leading, global operator of electronic marketplaces for rates, credit, equities and money markets. Founded in 1996, Tradeweb provides access to markets, data and analytics, electronic trading, straight-through-processing and reporting for more than 40 products to clients in the institutional, wholesale and retail markets. Advanced technologies developed by Tradeweb enhance price discovery, order execution and trade workflows while allowing for greater scale and helping to reduce risks in client trading operations. Tradeweb serves approximately 2,500 clients in more than 65 countries. On average, Tradeweb facilitated more than $1 trillion in notional value traded per day over the past four fiscal quarters. For more information, please go to www.tradeweb.com.
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TRADEWEB MARKETS INC.
INCOME STATEMENT
Dollars in Thousands, Except Per Share Data

	Three Months Ended
	March 31,
	2022	2021
Revenues	(unaudited)	(unaudited)
Transaction fees and commissions	$251,805	$217,816
Subscription fees	41,455	37,868
Refinitiv market data fees	15,558	15,117
Other	2,668	2,598
Total revenue	311,486	273,399

Expenses
Employee compensation and benefits	117,991	103,622
Depreciation and amortization	44,450	40,966
Technology and communications	15,776	13,544
General and administrative	10,313	3,459
Professional fees	7,857	9,728
Occupancy	3,497	3,753
Total expenses	199,884	175,072
Operating income	111,602	98,327
Net interest income (expense)	(447)	(493)
Income before taxes	111,155	97,834
Provision for income taxes	(13,710)	(16,269)
Net income	97,445	81,565
Less: Net income attributable to non-controlling interests	14,480	13,706
Net income attributable to Tradeweb Markets Inc.	$82,965	$67,859

Earnings per share attributable to Tradeweb Markets Inc. Class A and B common stockholders:
Basic	$0.41	$0.34
Diluted	$0.40	$0.33
Weighted average shares outstanding:
Basic	204,061,347	199,064,607
Diluted	207,497,102	205,028,717

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TRADEWEB MARKETS INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
Dollars in Thousands, Except per Share Data

	Three Months Ended
Reconciliation of Net Income to Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBIT and Adjusted EBIT Margin	March 31,
	2022	2021

	(dollars in thousands)
Net income	$97,445	$81,565
Acquisition transaction costs (1)	(18)	1,761
Net interest (income) expense	447	493
Depreciation and amortization	44,450	40,966
Stock-based compensation expense (2)	3,869	6,383
Provision for income taxes	13,710	16,269
Foreign exchange (gains) / losses (3)	732	(5,353)
Tax receivable agreement liability adjustment (4)	—	—
Adjusted EBITDA	$160,635	$142,084
Less: Depreciation and amortization	(44,450)	(40,966)
Add: D&A related to acquisitions and the Refinitiv Transaction (5)	31,769	29,603
Adjusted EBIT	$147,954	$130,721
Adjusted EBITDA margin (6)	51.6%	52.0%
Adjusted EBIT margin (6)	47.5%	47.8%
(1)Represents transaction and other costs related to the NFI Acquisition, which closed in June 2021. Acquisition-related costs primarily include legal, consulting and advisory fees and severance costs incurred that relate to the acquisition transaction.
(2)Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with exercises of such options during the applicable period totaling $2.1 million and $6.4 million during the three months ended March 31, 2022 and 2021, respectively, and non-cash accelerated stock-based compensation expense associated with our former CFO and our retiring CEO and related payroll taxes totaling $1.7 million during the three months ended March 31, 2022.
(3)Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.
(4)Represents income recognized during the applicable period due to changes in the tax receivable agreement liability recorded in the statement of financial condition as a result of changes in the mix of earnings, tax legislation and tax rates in various jurisdictions which impacted our tax savings.
(5)Represents intangible asset and acquired software amortization resulting from the NFI Acquisition and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).
(6)Adjusted EBITDA margin and Adjusted EBIT margin are defined as Adjusted EBITDA and Adjusted EBIT, respectively, divided by revenue for the applicable period.

	Three Months Ended
Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS	March 31,
	2022	2021

(in thousands, except per share amounts)
Earnings per diluted share	$0.40	$0.33

Net income attributable to Tradeweb Markets Inc.	$82,965	$67,859
Net income attributable to non-controlling interests (1)	14,480	13,706
Net income	97,445	81,565
Provision for income taxes	13,710	16,269
Acquisition transaction costs (2)	(18)	1,761
D&A related to acquisitions and the Refinitiv Transaction (3)	31,769	29,603
Stock-based compensation expense (4)	3,869	6,383
Foreign exchange (gains) / losses (5)	732	(5,353)
Tax receivable agreement liability adjustment (6)	—	—
Adjusted Net Income before income taxes	147,507	130,228
Adjusted income taxes (7)	(32,452)	(28,650)
Adjusted Net Income	$115,055	$101,578
Adjusted Diluted EPS (8)	$0.48	$0.43
(1)Represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock.
(2)Represents transaction and other costs related to the NFI Acquisition, which closed in June 2021. Acquisition-related costs primarily include legal, consulting and advisory fees and severance costs incurred that relate to the acquisition transaction.
(3)Represents intangible asset and acquired software amortization resulting from the NFI Acquisition and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).
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(4)Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with exercises of such options during the applicable period totaling $2.1 million and $6.4 million during the three months ended March 31, 2022 and 2021, respectively, and non-cash accelerated stock-based compensation expense associated with our former CFO and our retiring CEO and related payroll taxes totaling $1.7 million during the three months ended March 31, 2022.
(5)Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.
(6)Represents income recognized during the applicable period due to changes in the tax receivable agreement liability recorded in the statement of financial condition as a result of changes in the mix of earnings, tax legislation and tax rates in various jurisdictions which impacted our tax savings.
(7)Represents corporate income taxes at an assumed effective tax rate of 22% applied to Adjusted Net Income before income taxes for each of the three months ended March 31, 2022 and 2021.
(8)For a summary of the calculation of Adjusted Diluted EPS, see “Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding” below.

The following table summarizes the calculation of Adjusted Diluted EPS for the periods presented:

	Three Months Ended
Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding and Adjusted Diluted EPS	March 31,
	2022	2021
Diluted weighted average shares of Class A and Class B common stock outstanding	207,497,102	205,028,717
Weighted average of other participating securities (1)	53,756	—
Assumed exchange of LLC Interests for shares of Class A or Class B common stock (2)	30,296,879	31,214,407
Adjusted diluted weighted average shares outstanding	237,847,737	236,243,124
Adjusted Net Income (in thousands)	$115,055	$101,578
Adjusted Diluted EPS	$0.48	$0.43
(1)Weighted average unvested restricted stock units and unsettled vested performance-based restricted stock units issued to certain retired executives that are entitled to non-forfeitable dividend equivalent rights and are considered participating securities prior to being issued and outstanding shares of common stock in accordance with the two-class method used for purposes of calculating earnings per share.
(2)Assumes the full exchange of the weighted average of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock, resulting in the elimination of the non-controlling interests and recognition of the net income attributable to non-controlling interests.

	Three Months Ended
Reconciliation of Operating Expenses to Adjusted Expenses	March 31,
	2022	2021

	(in thousands)
Operating expenses	$199,884	$175,072
Acquisition transaction costs (1)	18	(1,761)
D&A related to acquisitions and the Refinitiv Transaction (2)	(31,769)	(29,603)
Stock-based compensation expense (3)	(3,869)	(6,383)
Foreign exchange gains / (losses) (4)	(732)	5,353
Adjusted Expenses	$163,532	$142,678

(1)Represents transaction and other costs related to the NFI Acquisition, which closed in June 2021. Acquisition-related costs primarily include legal, consulting and advisory fees and severance costs incurred that relate to the acquisition transaction.
(2)Represents intangible asset and acquired software amortization resulting from the NFI Acquisition and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).
(3)Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with exercises of such options during the applicable period totaling $2.1 million and $6.4 million during the three months ended March 31, 2022 and 2021, respectively, and non-cash accelerated stock-based compensation expense associated with our former CFO and our retiring CEO and related payroll taxes totaling $1.7 million during the three months ended March 31, 2022.
(4)Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.

Reconciliation of Cash Flows from Operating Activities to Free Cash Flow	Trailing Twelve Months Ended March 31, 2022
(in thousands)
Cash flow from operating activities	$567,692
Less: Capitalization of software development costs	(35,183)
Less: Purchases of furniture, equipment and leasehold improvements	(21,580)
Free Cash Flow	$510,929

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TRADEWEB MARKETS INC.
BASIC AND DILUTED EPS CALCULATIONS (UNAUDITED)
Dollars in Thousands, Except per Share Data

The following table summarizes the basic and diluted earnings per share calculations for Tradeweb Markets Inc.:

	Three Months Ended
EPS: Net income attributable to Tradeweb Markets Inc.	March 31,
	2022	2021

	(in thousands, except share and per share amounts)
Numerator:
Net income attributable to Tradeweb Markets Inc.	$82,965	$67,859
Less: Distributed and undistributed earnings allocated to unvested RSUs and unsettled vested PRSUs (1)	(22)	—
Net income attributable to outstanding shares of Class A and Class B common stock - Basic and Diluted	$82,943	$67,859

Denominator:
Weighted average shares of Class A and Class B common stock outstanding - Basic	204,061,347	199,064,607
Dilutive effect of PRSUs	770,765	1,832,308
Dilutive effect of options	2,322,027	3,851,594
Dilutive effect of RSUs	342,963	280,208
Weighted average shares of Class A and Class B common stock outstanding - Diluted	207,497,102	205,028,717

Earnings per share - Basic	$0.41	$0.34
Earnings per share - Diluted	$0.40	$0.33

(1)     During the three months ended March 31, 2022 and 2021, there was a total of 53,756 and none, respectively, weighted average unvested RSUs and unsettled vested PRSUs that were considered a participating security for purposes of calculating earnings per share in accordance with the two-class method.

TRADEWEB MARKETS INC.
REVENUES BY ASSET CLASS (UNAUDITED)

	Three Months Ended
	March 31,
	2022		2021		$ Change		% Change
Revenues	Variable	Fixed	Variable	Fixed	Variable	Fixed	Variable	Fixed

	(dollars in thousands)
Rates	$103,389	$56,950	$89,651	$53,278	$13,738	$3,672	15.3%	6.9%
Credit	79,648	6,670	67,998	6,370	11,650	300	17.1%	4.7%
Equities	24,151	2,384	15,980	2,881	8,171	(497)	51.1%	(17.3)%
Money Markets	7,274	4,250	6,713	4,105	561	145	8.4%	3.5%
Market Data	—	21,366	—	19,972	—	1,394	—	7.0%
Other	—	5,404	—	6,451	—	(1,047)	—	(16.2)%
Total revenue	$214,462	$97,024	$180,342	$93,057	$34,120	$3,967	18.9%	4.3%

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TRADEWEB MARKETS INC.
AVERAGE VARIABLE FEES PER MILLION DOLLARS OF VOLUME (UNAUDITED)

	Three Months Ended
	March 31,		YoY
	2022	2021	% Change
Rates	$2.22	$2.19	1.3%
Cash Rates	$2.05	$1.91	7.6%
Rates Derivatives	$2.40	$2.56	(6.4)%
Swaps / Swaptions Tenor (greater than 1 year)	$3.96	$3.90	1.7%
Other Rates Derivatives (1)	$0.21	$0.26	(17.4)%

Credit	$38.51	$40.81	(5.6)%
Cash Credit (2)	$147.49	$135.45	8.9%
Credit Derivatives and U.S. Cash “EP”	$6.91	$6.33	9.1%

Equities	$18.10	$16.05	12.8%
Cash Equities	$26.18	$23.63	10.8%
Equity Derivatives	$6.18	$6.46	(4.3)%

Money Markets (Cash)	$0.31	$0.31	0.7%

Total Fees per Million	$2.93	$2.77	5.8%
Total Fees per Million excluding Other Rates Derivatives (3)	$3.33	$3.05	9.2%

(1)Includes Swaps/Swaptions of tenor less than 1 year and Rates Futures.
(2)The “Cash Credit” category represents the “Credit” asset class excluding (1) Credit Derivatives and (2) U.S. High Grade and High Yield electronically processed (“EP”) activity.
(3)Included to contextualize the impact of short-tenored Swaps/Swaptions and Rates Futures on totals for all periods presented.

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TRADEWEB MARKETS INC.
AVERAGE DAILY VOLUME (UNAUDITED)

		2022 Q1		2021 Q1		YoY
Asset Class	Product	ADV (USD mm)	Volume (USD mm)	ADV (USD mm)	Volume (USD mm)	ADV
Rates	Cash	$387,494	$24,059,807	$378,750	$23,169,513	2.31%
	U.S. Government Bonds	149,564	9,272,977	115,375	7,037,857	29.63%
	European Government Bonds	38,940	2,453,215	31,613	1,991,630	23.18%
	Mortgages	193,844	12,018,322	226,368	13,808,465	(14.37)%
	Other Government Bonds	5,146	315,293	5,393	331,561	(4.59)%
	Derivatives	361,041	22,531,757	287,477	17,771,122	25.59%
	Swaps/Swaptions ≥ 1Y	210,550	13,143,966	182,088	11,262,405	15.63%
	Swaps/Swaptions < 1Y	148,430	9,260,040	104,542	6,457,053	41.98%
	Futures	2,060	127,751	847	51,663	143.31%
	Total	748,535	46,591,564	666,227	40,940,635	12.35%
Credit	Cash	10,793	666,330	10,383	632,811	3.96%
	U.S. High Grade - Fully Electronic	3,090	191,562	2,864	174,692	7.89%
	U.S. High Grade - Electronically Processed	2,838	175,975	2,718	165,769	4.44%
	U.S. High Yield - Fully Electronic	776	48,086	458	27,928	69.40%
	U.S. High Yield - Electronically Processed	410	25,393	362	22,058	13.26%
	European Credit	2,085	131,336	2,066	130,134	0.92%
	Municipal Bonds	249	15,438	204	12,465	21.85%
	Chinese Bonds	1,252	72,641	1,594	92,457	(21.43)%
	Other Credit Bonds	94	5,898	118	7,307	(20.10)%
	Derivatives	22,420	1,401,929	16,690	1,033,323	34.34%
	Swaps	22,420	1,401,929	16,690	1,033,323	34.34%
	Total	33,214	2,068,259	27,072	1,666,133	22.69%
Equities	Cash	12,766	795,177	9,022	556,282	41.50%
	U.S. ETFs	9,050	561,084	6,046	368,822	49.67%
	European ETFs	3,716	234,094	2,976	187,459	24.88%
	Derivatives	8,683	539,189	7,154	439,390	21.37%
	Convertibles/Swaps/Options	3,370	209,391	3,054	189,032	10.35%
	Futures	5,314	329,798	4,101	250,358	29.57%
	Total	21,449	1,334,366	16,176	995,672	32.59%
Money Markets	Cash	371,753	23,118,472	349,517	21,474,112	6.36%
	Repurchase Agreements (Repo)	353,995	22,017,086	335,520	20,618,692	5.51%
	Other Money Markets	17,758	1,101,386	13,996	855,420	26.88%
	Total	371,753	23,118,472	349,517	21,474,112	6.36%

		ADV (USD mm)	Volume (USD mm)	ADV (USD mm)	Volume (USD mm)	YoY
	Total	$1,174,950	$73,112,661	$1,058,992	$65,076,553	10.95%

To access historical traded volumes, go to https://www.tradeweb.com/newsroom/monthly-activity-reports/.
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FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, our guidance, including full-year 2022 guidance, and future performance, the industry and markets in which we operate, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions and future events are forward-looking statements.
We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed under the heading “Risk Factors” in documents of Tradeweb Markets Inc. on file with or furnished to the SEC, may cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained in this release are not guarantees of future performance and our actual results of operations, financial condition or liquidity, and the development of the industry and markets in which we operate, may differ materially from the forward-looking statements contained in this release. In addition, even if our results of operations, financial condition, or liquidity, and events in the industry and markets in which we operate, are consistent with the forward-looking statements contained in this release, they may not be predictive of results or developments in future periods. Any forward-looking statement that we make in this release speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this release.
BASIS OF PRESENTATION
Tradeweb Markets Inc. (unless the context otherwise requires, together with its subsidiaries, referred to as “we,” “our,” “Tradeweb,” “Tradeweb Markets” or the “Company”) closed its IPO on April 8, 2019. As a result of certain reorganization transactions (the “Reorganization Transactions”) completed in connection with the IPO, on April 4, 2019, Tradeweb Markets Inc. became a holding company whose only material assets consist of its equity interest in Tradeweb Markets LLC (“TWM LLC”) and related deferred tax assets. As the sole manager of TWM LLC, Tradeweb Markets Inc. operates and controls all of the business and affairs of TWM LLC and, through TWM LLC and its subsidiaries, conducts its business. As a result of this control, and because Tradeweb Markets Inc. has a substantial financial interest in TWM LLC, Tradeweb Markets Inc. consolidates the financial results of TWM LLC and its subsidiaries.

Numerical figures included in this release have been subject to rounding adjustments and as a result totals may not be the arithmetic aggregation of the amounts that precede them and figures expressed as percentages may not total 100%.

Please refer to the Company's previously filed Annual Report on Form 10-K for capitalized terms not otherwise defined herein.
TRADEWEB SOCIAL MEDIA
Investors and others should note that Tradeweb Markets announces material financial and operational information using its investor relations website, press releases, SEC filings and public conference calls and webcasts. Information about Tradeweb Markets, its business and its results of operations may also be announced by posts on the Company’s accounts on the following social media channels: Instagram, LinkedIn and Twitter. The information that we post through these social media channels may be deemed material. As a result, we encourage investors, the media, and others interested in Tradeweb Markets to monitor these social media channels in addition to following our press releases, SEC filings and public conference calls and webcasts. These social media channels may be updated from time to time on our investor relations website.

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NON-GAAP FINANCIAL MEASURES
This release contains “non-GAAP financial measures,” including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Expenses and Free Cash Flow, which are supplemental financial measures that are not calculated or presented in accordance with GAAP. We make use of non-GAAP financial measures in evaluating our past results and future prospects. We present these non-GAAP financial measures because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

Management and our board of directors use Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT and Adjusted EBIT margin to assess our financial performance and believe they are helpful in highlighting trends in our core operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Further, our executive incentive compensation is based in part on components of Adjusted EBITDA.

We use Adjusted Net Income and Adjusted Diluted EPS as supplemental metrics to evaluate our business performance in a way that also considers our ability to generate profit without the impact of certain items. Each of the normal recurring adjustments and other adjustments included in Adjusted Net Income and Adjusted Diluted EPS help to provide management with a measure of our operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.

We use Adjusted Expenses as a supplemental metric to evaluate our underlying operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.

We use Free Cash Flow to assess our liquidity in a way that considers the amount of cash generated from our core operations after non-acquisition related expenditures for capitalized software development costs and furniture, equipment and leasehold improvements.

See the attached schedules for reconciliations of the non-GAAP financial measures contained in this release to their most comparable GAAP financial measure. Non-GAAP financial measures have limitations as analytical tools, and you should not consider these non-GAAP financial measures in isolation or as alternatives to net income attributable to Tradeweb Markets Inc., net income, earnings per share, operating income, operating expenses or cash flow from operating activities or any other financial measure derived in accordance with GAAP. You are encouraged to evaluate each adjustment included in the reconciliations. In addition, in evaluating Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Expenses and Free Cash Flow, you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of these non-GAAP financial measures.
We present certain growth information on a “constant currency” basis. Since our consolidated financial statements are presented in U.S. dollars, we must translate non-U.S. dollar revenues and expenses into U.S. dollars. Constant currency growth, which is a non-GAAP financial measure, is defined as growth excluding the effects of foreign currency fluctuations. Constant currency information is calculated by translating the current period and prior period’s results using the annual average exchange rates for the prior period. We use constant currency growth as a supplemental metric to evaluate our underlying performance between periods by removing the impact of foreign currency fluctuations. We present certain constant currency growth information because we believe it provides investors and analysts a useful comparison of our results and trends between periods. This information should be considered in addition to, not as a substitute for, results reported in accordance with GAAP.
Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, the non-GAAP financial measures contained in this release may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

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